Exhibit 99.1

INmune Bio Inc. Announces Third Quarter 2024 Results and Provides Business Update

BOCA RATON, Fla., Oct. 31, 2024 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the quarter ended September 30, 2024 and provides a business update.

Q3 2024 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro™):

●	Announced completion enrollment for its Phase 2 Alzheimer’s Disease (“AD”) trial on Friday, 27 September. This global, blinded, randomized Phase 2 trial (the “AD02 trial”) is focused on patients with Early AD and biomarkers of elevated neuroinflammation. Enrollment of new patients into the trial was concluded after the Company determined that there are sufficient patients currently in screening to meet the trial’s target of 201 patients. All patients currently in the screening process will remain eligible to participate in AD02, which will likely result in modest over-enrollment.

●	Announced that results of interim analysis of blinded data from its AD02 trial demonstrated exceptional performance of the novel cognitive measure EMACC, as well as highly significant correlation between EMACC and the Clinical Dementia Rating-Sum of Boxes (CDR-SB), an accepted endpoint for AD trials. Key findings of the analysis included:

●	Statistical Correlation: An independent review confirmed a highly significant correlation (p<0.001) between baseline scores on EMACC and CDR-SB, the secondary endpoint in the AD02 trial. CDR-SB is the clinical rating scale most used in AD registration studies.

●	Reliability: The correlation of EMACC when measured during the screening process and again at the first study visit before treatment was found to be 0.93. Higher precision produces results that are more robust and replicable with smaller sample sizes.

●	Differentiation Capability: The difference in EMACC performance between patients with CDR global ratings of 0.5 (prodromal AD) and those rated 1.0 (mild dementia) was very large, with an effect size (Cohen’s d) of 0.87 (p<.0001). This demonstrates EMACC's ability to accurately differentiate between disease stages, highlighting its sensitivity and precision.

●	Announced publication in Cell Reports, “Microglia Regulate Cortical Remyelination via ΤNFR1-Dependent Phenotypic Polarization.” Myelin is necessary for fast and efficient communication between neurons. Loss of myelin compromises neuron function and communication and is a key step in the neurodegenerative process of many CNS diseases, including Alzheimer’s Disease. Data from the publication identifies soluble TNF as a critical cytokine checkpoint that converts microglia from a reparative, remyelinating cell to a damaging, demyelinating cell. These data suggest that blocking soluble TNF is a promising strategy for treating demyelinating diseases.

●	Announced Webinar on Cognitive Testing using EMACC and CSD-SB to be held on November 7, 2024, at 1PM ET. Click Here to Register

INKmune™ Platform:

●	Announced that INKmune™ demonstrates excellent safety and increased NK-Cell activity in first dosing cohort, in a Phase I/II trial (the “CaRe PC” trial) for men with metastatic Castration-Resistant Prostate Cancer (mCRPC). Blinded analysis of the monitoring blood samples from the first three patients showed changes in the phenotype and function of the patient’s NK cells. Although this is the lowest dose cohort, 2 of 3 patients showed an increase in circulating activated NK cells and all three showed increased NK cell function sustained for more than 40 days after the final INKmune™ infusion. One patient showed a transient 21% decrease in PSA associated with the increase in NK cell activity and function.

●	There have been 21 administrations of INKmune™ in the mCRPC study given on an out-patient basis, with no significant adverse events including zero cases of cytokine release syndrome (CRS). Combining the experience with INKmune™ from the MDS/AML and mCRPC trials, over 30 infusions of INKmune™ have been given safely without the need for conditioning therapy, pre-medication, or cytokine support.

●	The CaRe PC trial has recently dosed the first patient in the highest dose cohort and opened the phase II enrolment for subjects in the intermediate dose group. The dose of INKmune™ in the intermediate and high dose cohorts is 3 and 5 times the dose of INKmune™ in the first cohort. All eight clinical sites are now open and additional results from the trial will be released from the higher dose cohorts as they become available.

●	Published landmark paper in Journal Immunotherapy of Cancer led by Mark Lowdell, PhD, INmune’s Chief Scientific Officer, titled, Proteomic and phenotypic characteristics of memory-like Natural Killer cells for cancer immunotherapy. The study demonstrates that memory-like natural killer (mlNK) cells, generated by either cytokine or INKmuneTM priming, show increased cytotoxicity against multiple tumor types, offering promising potential for cancer immunotherapy. Importantly, while most studies are conducted on NK cells from healthy volunteers, this study demonstrated that mlNK from cancer patients are equally as potent as those generated from healthy volunteers further supporting INKmune’s in vivo treatment methodology. The research also provides new insights into the metabolic and physiological mechanisms underlying NK cell memory, paving the way for innovative treatments in both hematological malignancies and solid tumors.

●	Announced new formulation of INKmune™ that supports highest trial dose with single bag administration and expansion of bioreactor capacity in preparation of scalable manufacturing. An IND amendment with the improved formulation has been submitted to the FDA that also includes additional validation data supporting an alternative critical reagent used in INKmune™ manufacturing, improving supply chain redundancy.

Corporate:

●	Executed securities purchase agreements with new and existing institutional investors and certain directors and officers and employees of the Company for gross proceeds of approximately $13.0 million.

●	Added to the broad-market Russell 3000® Index at the conclusion of the 2024 Russell US Indexes annual reconstitution, effective as of Monday, July 1st, 2024.

●	Received a $2.5 million research and development rebate from Australia in July.

Upcoming Events and Milestones:

●	Top-line data from the Phase 2 Alzheimer’s trial is expected in the second quarter of 2025.

●	Initiate a Phase II trial of XPro™ in patients with Treatment-Resistant Depression 2H 2024.

●	Expect to complete enrollment in the Phase I portion of INKmune™ in metastatic castration-resistant prostate cancer trial by year-end. The Phase II portion is expected to complete enrollment in Q2, 2025, however we expect to provide periodic updates on the immunologic and therapeutic response to INKmune™ as data becomes available.

Financial Results for the Third Quarter Ended September 30, 2024:

●	Net loss attributable to common stockholders for the quarter ended September 30, 2024 was approximately $12.1 million, compared to approximately $8.6 million during the quarter ended September 30, 2023.

●	Research and development expenses totaled approximately $10.1 million for the quarter ended September 30, 2024, compared to approximately $6.0 million during the quarter ended September 30, 2023.

●	General and administrative expenses were approximately $2.2 million for the quarter ended September 30, 2024, compared to approximately $2.6 million during the quarter ended September 30, 2023.

●	As of September 30, 2024, the Company had cash and cash equivalents of approximately $33.6 million.

●	As of October 31, 2024, the Company had approximately 22.2 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Second Quarter Conference Call when reaching an operator.

Date: October 31, 2024
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-800-343-4136
Participant Dial-in (international): 1-203-518-9843
Conference ID: INMUNE

A live audio webcast of the call can be accessed by clicking here or using this link: INmune Bio, Inc. Third Quarter 2024 Earnings Call - 1692115

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through August 8, 2024, by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 11156467.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells).  INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells have persisted for more than 100 days. These cells function in the hypoxic TME because due to upregulated nutrient receptors and mitochondrial survival proteins.

INKmune™ is a patient friendly drug treatment that does not require pre-medication, conditioning or additional cytokine therapy to be given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer.  INKmune™ is treating patients in an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

David Moss
Co-founder and Chief Financial Officer
(858) 964-3720
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

Investor Contact:
Mike Moyer
Managing Director – LifeSci Advisors
mmoyer@lifesciadvisors.com

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$33,552	$35,848
Research and development tax credit receivable	1,109	1,905
Other tax receivable	311	537
Prepaid expenses and other current assets	864	1,510
Prepaid expenses – related party	15	142
TOTAL CURRENT ASSETS	35,851	39,942

Operating lease – right of use asset	335	414
Other assets	82	131
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$52,782	$57,001

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,590	$7,901
Accounts payable and accrued liabilities – related parties	55	35
Deferred liabilities	549	489
Current portion of long-term debt	2,494	9,921
Operating lease, current liability	135	119
TOTAL CURRENT LIABILITIES	13,823	18,465

Long-term operating lease liability	284	397
TOTAL LIABILITIES	14,107	18,862

COMMITMENTS AND CONTINGENCIES

Redeemable common stock, $0.001 par value; no shares and 75,697 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively (Note 9)	-	799

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, and 22,172,451 and 17,950,776 shares issued and outstanding, respectively	22	18
Additional paid-in capital	193,575	159,143
Accumulated other comprehensive loss	(1,036)	(799)
Accumulated deficit	(153,886)	(121,022)
TOTAL STOCKHOLDERS’ EQUITY	38,675	37,340

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$52,782	$57,001

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE	$-	$43	$14	$127

OPERATING EXPENSES
General and administrative	2,219	2,586	7,369	7,223
Research and development	10,067	5,985	25,813	14,266
Total operating expenses	12,286	8,571	33,182	21,489

LOSS FROM OPERATIONS	(12,286)	(8,528)	(33,168)	(21,362)

OTHER INCOME (EXPENSE), NET	193	(35)	304	(238)

NET LOSS	$(12,093)	$(8,563)	$(32,864)	$(21,600)

Net loss per common share – basic and diluted	$(0.60)	$(0.48)	$(1.71)	$(1.20)

Weighted average common shares outstanding – basic and diluted	20,185,676	18,008,295	19,176,853	17,966,990

COMPREHENSIVE LOSS
Net loss	$(12,093)	$(8,563)	$(32,864)	$(21,600)
Other comprehensive loss – foreign currency translation	(323)	(23)	(237)	(36)
Total comprehensive loss	$(12,416)	$(8,586)	$(33,101)	$(21,636)

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,864)	$(21,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,848	5,489
Accretion of debt discount	73	179
Changes in operating assets and liabilities:
Research and development tax credit receivable	796	6,012
Other tax receivable	226	186
Prepaid expenses	646	2,492
Prepaid expenses – related party	127	34
Other assets	49	(30)
Accounts payable and accrued liabilities	2,689	(1,531)
Accounts payable and accrued liabilities – related parties	20	70
Deferred liabilities	60	(120)
Accrued liability – long-term	-	254
Operating lease liabilities	(18)	(14)
Net cash used in operating activities	(22,348)	(8,579)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock and warrants	27,789	775
Repayments of debt	(7,500)	(2,500)
Net cash provided by financing activities	20,289	(1,725)

Impact on cash from foreign currency translation	(237)	(36)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,296)	(10,340)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,848	52,153
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,552	$41,813

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$661	$1,394